Exhibit 24

Authorization to Sign SEC Form 4

November 1, 2002

United States Securities and Exchange Commission

Attn: Filing Desk

450 Fifth Street, NW

Washington, D.C. 20549

To whom it may concern:

The undersigned, Luc Van Nevel, authorizes and designates Janet C. Egan and Douglas Sundby to file an SEC Form 4 on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from November 1, 2002 through and including October 31, 2005.

/s/ Luc Van Nevel
Luc Van Nevel